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                                                                    EXHIBIT 10.7

                                 LOAN AGREEMENT

                  THIS AGREEMENT made this 22nd day of November, 1995, by and between MS Pietrafesa, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware, having its principal office and place of business at 7400 Morgan Road, Liverpool, New York 13090 ("Borrower"), and NEW YORK STATE URBAN DEVELOPMENT CORPORATION d\b\a EMPIRE STATE DEVELOPMENT CORPORATION, a corporate governmental agency of the State of New York, constituting a political subdivision and public benefit corporation, having its principal office and place of business at 633 Third Avenue New York, New York 10017 ("Lender").


ARTICLE 1. DEFINITIONS AND ACCOUNTING MATTERS.

                  Section 1.01. Certain Defined Terms. As used herein, the following terms have the following meanings (terms defined in the singular shall have the same meaning when used in the plural and vice versa):

                  "Affiliate" means any Person: (a) which is a director, officer or employee of Borrower or is a Related Person to any of the foregoing; (b) which directly or indirectly controls, or is controlled by, or is under common control with, Borrower; (c) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of Borrower; or (d) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower. The term "Related Person" means any Person related by blood or marriage to another Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Application" means the application submitted by Borrower to ESDC in connection with the Loan as such application may have been amended or supplemented.

                  "Capital Expenditures" means for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Collateral" shall have the meaning assigned to such term in the Security Agreement.
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                  "Current Assets" means all assets treated as current assets in accordance with GAAP, excluding, however, from the determination of current assets: prepaid expenses; assets located outside the U.S.; loans to insiders, and amounts due from Subsidiaries and Affiliates.

                  "Current Liabilities" means all liabilities treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made, and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of Borrower to a date more than one year from the date of determination.

                  "Debt" means, with respect to any Person, all indebtedness of such Person for borrowed money, whether fixed or contingent or secured or unsecured, including, without limitation, indebtedness for the deferred purchase price of property or services (including trade obligations), the face amount of any outstanding letters of credit issued for the account of such Person, all guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, any obligations secured by any Lien on property of such Person, and all obligations of such Person as lessee under Capital Leases.

                  "Debt Service" means, with respect to any Person, the current portion of long term debt plus interest expense.

                  "Default" means any event which with the giving of notice or lapse of time. or both, would become an Event of Default.

                  "Default Rate" means a variable rate per annum of 6% above the Prime Rate as in effect from time to time upon the occurrence of each event which causes the Loan to bear interest at the Default Rate.

                  "Event of Default" has the meaning giving such term in
Section 7.01.

                  "Full-Time Permanent Employee" means either (a) an employee on Borrower's payroll, who has worked at the Premises for a minimum of thirty-five hours per week for not less than four consecutive weeks and who is entitled to receive the usual and customary fringe benefits extended by Borrower to other employees with comparable rank and duties; or (b) two employees on Borrower's payroll, who have worked at the Premises for a combined minimum of thirty-five hours per week for not less than four consecutive weeks and who are entitled to receive the usual and customary fringe benefits extended by Borrower to other employees with comparable rank and duties.

                  "Funded Debt" means, with respect to any Person, all indebtedness for borrowed money.

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                  "GAAP" means generally accepted accounting principles in the
United States of America.

                  "Intangible Assets" means (1) all loans or advances to and other Receivables owing from any officers, employees, Subsidiaries and other affiliates (other than the Subordinated Debt), (2) all investments, whether in a Subsidiary or otherwise, (3) goodwill, (4) any other assets deemed intangible under GAAP, and (5) any other assets determined to be intangible by Lender in its reasonable credit judgment.

                  "Intercreditor Agreement" means that certain agreement dated as of the date of this Agreement between Fleet Bank and Lender.

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                  "Loan" means the loan made by Lender to Borrower pursuant to this Agreement and the Note.

                  "Loan Documents" means this Agreement, the Note and the Security Agreement.

                  "Net Operating Income" means, with respect to any Person, net operating income plus depreciation expenses.

                  "Note" shall have the meaning assigned to such term in Section 2 02 hereof.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "Premises" means the principal office of the Borrower located at the address listed on page 1 of this Agreement.

                  "Prime Rate" means the prime rate of interest as published in The Wall Street Journal from time to time.

                  "Project" shall have the meaning assigned to such term in
Section 2.03 hereof.

                  "Receivable" means the right to payment for goods sold or leased or services rendered by Borrower, whether or not earned by performance, and may, without limitation, in whole or in part be in the form of an account, chattel paper, document or instrument.

                  "Reduction in Permanent Workforce" shall have the meaning assigned to such term in Section 4.10 hereof.

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                  "Request for Disbursement" shall mean a request for a
disbursement of Loan proceeds substantially in the form of Exhibit C hereto.

                  "Security Agreement" means a security agreement dated the date hereof, satisfactory to Lender in form and substance.

                  "Senior Debt" means Debt incurred by Borrower to other Lenders, with Lender's prior consent, which is prior in right of payment to Debt of Borrower hereunder and under the Note.

                  "Subordinated Debt" means Debt of Borrower to other lenders which is subordinate in right of payment to Debt of Borrower hereunder and under the Note pursuant to the Subordination Agreement.

                  "Subordination Agreement" means an agreement, satisfactory to Lender in form and substance, by and among Lender, Borrower and a creditor of Borrower providing for the subordination of Debt owing by Borrower to such creditor to that owing by Borrower to Lender under the Loan Documents.

                  "Subsidiary" means any corporation by which at least 50% of the voting stock is owned by Borrower directly or indirectly.

                  "Tangible Net Worth" means, the sum of partners capital, plus the principal balance of all Subordinated Debt, which is subordinated in a manner satisfactory to Lender, minus Intangible Assets, all otherwise determined in accordance with GAAP.

                  "Third Party" means any party liable with respect to, or otherwise granting support for the Loan, whether by guaranty, grant of security or otherwise.

                  "Women-Owned Business Enterprise" means a business enterprise certified as a Women-Owned Business Enterprise by the Governor's Office of Minority and Women Business Development, or any successor agency thereof.

                  Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be compiled or delivered hereunder shall be prepared in accordance with GAAP.

ARTICLE 2.        THE CREDIT.

                  Section 2.01. The Loan. Subject to terms, covenants and conditions of the Loan Documents, Lender has agreed to lend to Borrower the aggregate sum of One Million Forty Thousand Dollars ($1,040,000) (the "Loan"). This Loan shall be superior in right of payment to those notes dated June 28, 1990 given by Borrower to: (i) Tonesons Partners in the amount of $200,000; (ii) Learbury Clothes, Inc. in the amount of $783,000; and (iii) Jos. J. Pietrafesa Co., Inc. in the amount of $2,017,000.

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                  The Loan shall be made in two disbursements. The first
disbursement of Nine Hundred Ten Thousand Dollars ($910,000.00) shall be made on the date of November 22, 1995 in accordance with this Agreement and the Second Disbursement shall not be made later than nine months from the date of this Agreement (the "Disbursement Period"). At the end of the Disbursement Period, Lender's commitment to make any portion of the Loan not then disbursed shall terminate.

                  The obligation of the Lender to make the Second Disbursement under the Loan shall be subject to the conditions precedent that on the date of such disbursement:

                        (a) the following statements shall be true:

                                (i) the representations and warranties contained
                        in Article 3 of this Agreement are true and correct on and as of the date of the Second Disbursement as though made on and as of such date; and

                                (ii) no Default or Event of Default has occurred
                        or would result from the disbursement.

                        (b) Lender shall have received such approvals, opinions or documents as Lender may reasonably request.

                        (c) Neither Borrower nor any Third Party shall have suffered a material adverse change in its financial condition.

                        (d) Lender shall have received a Request for Disbursement in the form set forth as Exhibit
C to this Agreement, together with such purchase orders, invoices, bills of sale, canceled checks or such other documentation as Lender may require in support of their purchase of One Hundred Thirty Thousand Dollars ($130,000.00) of additional Collateral.

                  Section 2.02. The Note. The Loan shall be evidenced by a promissory note of even date herewith duly completed and executed by Borrower in substantially the form attached hereto as Exhibit A (the "Note"), the terms, covenants, and conditions of which are by this reference incorporated herein.

                  Section 2.03. Purpose of Loan: Project. Borrower will use the proceeds of the Loan for construction of a 5,000 s.f. addition to the Premises and for acquisition of machinery and equipment in connection with start up costs to manufacture Polo clothes by Ralph Lauren (the "Project").

                  Section 2.04. Prepayments. Borrower shall have the right to prepay the Loan at any time or from time to time without penalty.

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                  Section 2.05. Interest. Interest shall accrue on the
outstanding and unpaid principal amount of the Loan and shall be calculated in accordance with the Note.

                  Section 2.06. Payments. The Loan shall be payable in accordance with the Note.


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants as follows:

                  Section 3.01. Incorporation. Good Standing and Due Qualification. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged and is duly qualified as a foreign partnership and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  Section 3.02. Power and Authority: No Conflicts. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not: (a) require any consent or approval of its partners; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or affiliates, (d) result in a breach of, or constitute a default or require any consent, which consent has not been obtained, under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected;
(e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower except Liens securing the Loan; or (f) cause Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  Section 3.03. Legally Enforceable Agreements. Each Loan Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditor's rights generally.

                  Section 3.04. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against, or affecting Borrower before any court, governmental entity or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of Borrower, or the ability of Borrower to perform its obligations under the Loan Documents.

                  Section 3.05. Financial Statements. The financial statements of Borrower for the fiscal year of Borrower ended on December 31, 1994, together with the opinion thereon, dated December 31, 1994, of Ernst & Young, independent certified public accountants, and the interim compiled financial statements of Borrower for the period ending September 30, 1995, copies of which have been furnished to Lender, are complete and correct and fairly present the financial condition of Borrower as at such dates and the results of the operations of Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments in the case of the interim financial statements). There are no liabilities of Borrower, fixed or contingent, which are material but are not reflected in such financial statements or in the notes thereto. Since the date of the financial statements for the most recently concluded fiscal reporting period of Borrower referred to above and submitted to Lender there has been no material adverse change in the condition (financial or otherwise), business, operations or prospects of Borrower.

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                  Section 3.06. Ownership and Liens. Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests identified in the Application or in any information report or exhibit submitted in connection with the Application or reflected in the financial statements referred to in Section 3.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower and none of its leasehold interests is subject to any Lien, except as disclosed in the Application or such information, exhibit, report or financial statements or as may be permitted hereunder.

                  Section 3.07. Taxes. Borrower has filed all tax (federal, state and local) returns required to be filed and has paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. Borrower has no knowledge of any claims for taxes due and unpaid which might become a Lien upon any of its assets.

                  Section 3.08. Operation of Business: Compliance with Laws. Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing. Borrower is in compliance in all respects with all applicable laws, rules, regulations and orders.

                  Section 3.09. Credit Arrangements. Except as has been disclosed to Lender in writing, the financial statements of Borrower referred in
Section 3.05 identify all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit) in respect of which Borrower is in any manner directly or contingently obligated, which individually or in the aggregate exceed $10,000; and the maximum principal or face amounts of the credit in question outstanding and which can be outstanding are correctly stated, and all Liens of any nature given as security therefor are correctly described or indicated in such financial statements.

                  Section 3.10. No Default on Outstanding Judgments or Orders:
No Defaults on Other Agreements. Borrower has satisfied all judgments and Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as otherwise disclosed to Lender, Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower, or the ability of Borrower to carry out its obligations under the Loan Documents. Borrower is not in default in any material respect in the performance, observance of fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower or the ability of Borrower to carry out its obligations under the Loan Documents.

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                  Section 3.11. Labor Disputes and Acts of God. Neither the
business nor the properties of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of Borrower.

                  Section 3.12. Financial Support. (a) Borrower has obtained financial support or secured binding, written commitments to provide financial support in the amount necessary to undertake the Project to completion. The following Persons have provided Borrower with financial support or commitments to provide financial support in amounts not less than those set forth opposite
their names:                   Bank Line of Credit ($16 million commitment of
                               which $12 million was available on January
                               11, 1994, $14 million will be available as of January 1, 1995 and $16 million will be available as of January 1, 1996)

                  (b) The amount contributed by Borrower in support of the Project is $300,000.

                  Section 3.13. Application and Documents Submitted to Lender. All information contained in the Application or submitted to Lender in connection with the Loan is complete and correct and fairly presents the condition, operations and prospects of Borrower as of the date hereof. Borrower has not misstated, omitted or withheld any fact in connection with its Application upon which Lender may have relied in its decision to make the Loan. Each invoice, bill of sale, receipt, check or other document or instrument, heretofore or hereafter submitted to Lender by Borrower in connection with the Loan, upon submission was or shall be complete and genuine and accurately reflect the transaction to which it relates.

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ARTICLE 4. AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid
Borrower agrees as follows:

                  Section 4.01. Maintenance of Existence. Borrower shall preserve and maintain its existence and good standing in the jurisdiction of its partnership, and qualify and remain qualified, as a foreign partnership in each jurisdiction in which such qualification is required.

                  Section 4.02. Conduct of Business. Borrower shall continue to engage in an efficient and economical manner in its business substantially as conducted by it on the date of this Agreement.

                  Section 4.03. Maintenance of Properties. Borrower shall maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  Section 4.04. Maintenance of Records. Borrower shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of Borrower and retain such records and books for three years after payment in full of the Loan at the address of Borrower set forth above.

                  Section 4.05. Maintenance of Insurance. Borrower shall maintain in full force and effect insurance in such amounts and covering such risks as Lender may require from time to time.

                  All insurance required hereby shall be provided by companies satisfactory to Lender pursuant to policies satisfactory to Lender in forte and substance. Upon request, Borrower shall provide Lender with certificates evidencing the insurance required hereby or, at Lender's discretion, with the original or copies, of the policies of such insurance.

                  Section 4.06. Compliance with Laws. Borrower shall comply in all respects with all applicable federal, state and local laws, rules, regulations and orders.


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                  Section 4.07. Taxes. Borrower shall file when due all tax
returns required to be filed by all applicable federal, state and local laws and shall make timely payment of all taxes, assessments and governmental charges and levies assessed, charged or imposed upon Borrower or any of its properties. Borrower shall not permit any such tax, assessment, charge or levy to become Lien upon any of its assets.

                  Section 4.08. Right of Inspection and Audit. At any reasonable time and from time to time, Borrower shall permit Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers and directors and Borrower's independent accountants. Lender's right of inspection and audit pursuant to this Section shall survive the payment of the Loan and remain in full force and effect for three years thereafter.

                  Section 4.09. Reporting Requirements. Borrower shall furnish to Lender the following financial information:

                           (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of Borrower financial statements of Borrower, reasonably detailed and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and prepared in accordance with GAAP and accompanied by an opinion thereon satisfactory to Lender by an independent accountant acceptable to Lender];

                           (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Borrower financial statements of Borrower as of the end of such quarter, reasonably detailed and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and prepared in accordance with GAAP and certified by the chief financial officer of Borrower (subject to year-end adjustments).

                           (c) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants.

                           (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower, could have a material adverse effect on the financial condition, properties, or operations of Borrower.



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                           (e) Notice of Defaults and Events of Default. As soon
           as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto.

                           (f) General Information. Such other information respecting the condition or operations, financial or otherwise, of Borrower as Lender may from time to time reasonably request.

                  Section 4.10. Employee Reporting Form. Borrower shall furnish to Lender, not later than February 1 of each year, an Employee Reporting Form substantially in the form attached hereto as Exhibit B stating the number of Full-Time Permanent Employees as of the immediately preceding January 1. The first Employee Reporting Form shall be submitted no later than February 1, 1996.

                  Section 4.11. Reduction in Permanent Workforce. Borrower shall notify Lender in writing, not less than ninety (90) days prior to the effective date of a Reduction in Permanent Workforce. For the purposes hereof, "Reduction in Permanent Workforce" means a reduction in the number of Borrower's Full-time Permanent Employees which, individually, or in the aggregate, results in a reduction of the greater of (a) 50 Full-time Permanent Employees or (b) 50% or more of the number of Full-time Permanent Employees on the date of the first reduction.

                  Section 4.12.     Non-Discrimination and Affirmative Action.

                  Borrower shall comply with all terms and conditions, as outlined in Exhibit D attached hereto and incorporated herein.

                  Section 4. 13.    Job Training Partnership Act.

                  Borrower shall first consider, in good faith, for all employment opportunities created in connection with the Project, individuals referred by the State of New York who are eligible to participate in the Federal Job Training Partnership Act Program.


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ARTICLE 5. NEGATIVE COVENANTS. So long as the Note shall remain unpaid Borrower agrees as follows:

                  Section 5.01. Reserved

                  Section 5.02. Guaranties, Etc. Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable, for the obligations of any Person (including, but not limited to, any agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or any agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such Person against loss), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions the ordinary course of business.

                  Section 5.03. Extensions of Credit. Borrower shall not make any loan or advance or extend any credit to any Person except in the ordinary course of business. In addition, no debt service payments may be made on any loan to an officer or employee of Borrower unless Borrower is current on all of its obligations to ESDC.

                  Section 5.04. Dividends. Unless current on ESDC debt, Borrower shall not declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock except that: (a) Borrower may declare and deliver dividends and make distributions payable solely in common stock of Borrower; (b) Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

                  Section 5.05. Transactions with Affiliates. Subsequent to the date hereof, (a) Borrower shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, without limitation, the purchase, sale or exchange of property or the rendering of any service with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person who is not an Affiliate.

                           (b) Borrower shall not incur or suffer to exist any
Debt to any Affiliate unless such Debt shall be subordinated to the Loan pursuant to a Subordination Agreement, by and between Lender, Borrower and such Affiliate.

                  Section 5.06. Sale of Assets, Mergers Etc. Borrower shall not merge or consolidate with any Person, or sell, assign, lease or otherwise dispose (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person;

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

                  Section 5.07. Location of Business. Borrower shall not remove its business operations located at the Premises away from the State of New York, or relocate its business operations from the Premises.

                  Section 5.08. Compensation. Borrower shall not pay any compensation (whether by way of salary, emoluments, stock options, bonus or otherwise) to any director, officer, employee or agent in excess to that which is reasonable and customary for enterprises engaged in a similar business and similarly situated.


ARTICLE 6. FINANCIAL COVENANTS. So long as the Note shall remain unpaid Borrower agrees as follows:

                  Section 6.01. Minimum Tangible Net Worth. Borrower shall maintain at all times a Tangible Net Worth of not less than $7.5 million.

                  Section 6.02. Intentionally Omitted

                  Section 6.03  Intentionally Omitted



ARTICLE 7. EVENTS OF DEFAULT.

                  Section 7.01. Events of Default. Any of the following events shall be an "Event of Default":

                  (a) Borrower shall: (i) fail to pay the principal of the Note within five (5) days after due and payable; (ii) fail to pay interest on the Note or any fee or other amount due under the Loan Documents within five (5) days after due and payable.

                  (b) Any representation or warranty made or deemed made by Borrower or any Third Party in any Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document shall have been incorrect in any material respect on or as of the date made or deemed made.

                  (c) Borrower or any Third Party shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 7.01 and other than the voluntary undertakings described in Section 4.11) in any Loan Document and such failure shall continue for 20 consecutive days after notice.

                  (d) Borrower or any Third Party shall: (i) fail to pay any of its indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, after the giving of notice or passage of time, or both, the maturity of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

                  (e) Borrower or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced against it in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 45 days or more.

                  (f) One or more judgments, decrees or orders for the payment of money which individually or in the aggregate shall result in a material adverse change in the financial condition of Borrower or any Third Party or any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

                  (g) If Borrower or any Third Party shall dissolve or for any reason cease to be in existence; or if Borrower or any Third Party is a partnership, any general partner shall die, dissolve or for any reason cease to be in existence or cease to be a partner.

                  (h) A transfer of 20% or more in the voting rights of Borrower shall occur, whether in one or more transactions, without Lender's prior written consent.

                  Section 7.02. Remedies. If any Event of Default shall occur, Lender may, by notice to Borrower declare the outstanding principal of the Note, all interest thereon and all other amounts payable under this Agreement and the Note to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided that, in the case of an Event of Default referred to in Section 7.01 (e) above, the Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

                  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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

ARTICLE 8.        MISCELLANEOUS.

                  Section 8.01. Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by an authorized officer of Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

                  Section 8.02. Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to Lender limiting rates of interest which may be charged or collected by Lender.

                  Section 8.03. Expenses. Borrower shall reimburse Lender on demand for all costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for Lender) incurred by Lender in connection with the preparation, performance, or enforcement of this Agreement or the Note or the making of the Loan. The obligations of Borrower under this Section shall survive the repayment of the Loan.

                  Section 8.04. Indemnification. Borrower agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of Lender). The obligations of Borrower under this Section shall survive repayment of the Loan.

                  Section 8.05. Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Lender and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder. Lender may assign all or any part of the Loan to a bank or other entity, in which event upon notice thereof by Lender to Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were Lender hereunder. Lender may furnish any information concerning Borrower in the possession of Lender from time to time to assignees and prospective assignees.

                  Section 8.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Lender and to Borrower by hand or by certified mail, return receipt requested, addressed to such party at its address set forth below. Notices shall be effective: (a) if given by certified mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by hand, upon receipt; provided that notices to Lender shall be effective only upon receipt:

                  Address for notices to Lender

                          Empire State Development Corporation
                          633 Third Avenue
                          New York, New York 10017
                          Attention: Senior Vice President
                              and General Counsel

                  Address for notices to Borrower
                          MS Pietrafesa, L.P.
                          7400 Morgan Road
                          Liverpool, New York 13090
                          Attention: Chief Financial Officer

                  Section 8.07. Jurisdiction: Immunities. (a) Borrower hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York County or, at Lender's sole discretion, in the county where the principal office of the Borrower is located over any action or proceeding arising out of or relating to this Agreement or the Note, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address set forth above. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower further waives any objection to venue in such county and any objection to an action or proceeding in such county on the basis of forum non conveniens. Borrower further agrees that any action or proceeding brought against Lender shall be brought only in New York State or United States Federal court sitting in New York County.

                  (b) Nothing in this Section shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdictions.

                  (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Note.

                  Section 8.08. Captions. The captions and headings hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

                  Section 8.09. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  Section 8.11. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                  Section 8.12. Joint and Several Obligations. As used herein the term Borrower shall include all signatories hereto, if more than one. In such event, the obligations, representations and warranties of Borrower hereunder shall be joint and several.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



MS PIETRAFESA, L.P.
By: MS PIETRAFESA ACQUISITION CORPORATION,
    its GENERAL PARTNER


By:  /s/  Richard C. Pietrafesa, Jr.
     --------------------------------

NEW YORK STATE URBAN DEVELOPMENT CORPORATION d\b\a EMPIRE STATE DEVELOPMENT CORPORATION


         By:  /s/  Carol Bachan
              -------------------


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